UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CITY OFFICE REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration No.:
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	4)	Date Filed:

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

March 22, 2017

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of City Office REIT, Inc. (the “Company” or “CIO”). The Annual Meeting will be held at 9:00 a.m. Pacific Time on May 4, 2017 at the Erickson Room off the lobby of the Company’s Corporate Office at 1075 West Georgia Street, Vancouver, BC V6E 3C9. Details of the business to be presented at the Annual Meeting can be found in this Proxy Statement.

We recognize that growing our Company is only valuable insofar as we are able to make the high-quality investments and create value at the property level. Importantly, we have coupled our growth and value creation at the property level with the implementation of core best practices in line with what we believe to be in the best interest of our stockholders. In 2016, we internalized management, surpassed $500 million in real estate investments since our IPO, strengthened our balance sheet and materially reduced our overall leverage. Overall, we believe 2016 was an exceptional year for us, we are pleased with our progress last year and we believe that we are well positioned to create value for our investors in 2017 and in the years to come.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,

James Farrar
Chief Executive Officer and Director

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. (Pacific Time) on May 4, 2017

PLACE	1075 West Georgia Street, Erickson Room, Vancouver, BC V6E 3C9

ITEMS OF BUSINESS

1)      The election of seven directors nominated by our Board of Directors, each to serve until the 2018 Annual Meeting and until their successors are elected and qualify;

2)      To ratify the appointment of KPMG LLP as the independent registered public accounting firm for CIO for the fiscal year ending December 31, 2017; and

3)      To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

RECORD DATE	In order to vote, you must have been a stockholder of record at the close of business on March 6, 2017 (the “Record Date”). The stock transfer books will not be closed.

ADMISSION TO MEETING

Only CIO’s stockholders of record as of the close of business on the Record Date and beneficial owners who hold a legal proxy from the record owner, each as of the close of business on the Record Date, and invited guests, may attend the Annual Meeting. Proof of ownership of our common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the meeting. For further information on admission, please refer to the question entitled “What do I need to do to attend the meeting in person?” on page 3 of the proxy statement which follows this notice.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while setting a great precedent for our Company by keeping the costs down and reducing the environmental impact of our Annual Meeting. On or about March 22, 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016, how to vote over the Internet or how to request and return a proxy card by mail. Stockholders may request to receive a paper copy of the proxy materials and will subsequently be mailed the Proxy Statement, our annual report to stockholders accompanying our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or the 2016 Annual Report, and a proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

It is important that your shares are represented and voted at the Annual Meeting. You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this notice and the attached proxy statement. Alternatively, you may authorize your proxy by signing and returning the proxy card in the enclosed envelope. You may revoke your proxy and vote in person at the Annual Meeting by (1) executing and submitting a later dated proxy card that is received prior to 5:00 p.m., Pacific Time, on May 3, 2017, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices or (4) attending the Annual Meeting and voting in person.

PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please authorize your proxy in one of the following ways:

1)      VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to authorize your proxy via the Internet;

2)      If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or

3)      If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 22, 2017

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2017:

The Notice of Annual Meeting of Stockholders, the proxy statement and the 2016 Annual Report are available on City Office REIT, Inc.’s website, www.cityofficereit.com, and at www.astproxyportal.com/18940/. Information on or connected to these websites is not deemed to be a part of this proxy statement.

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

2017 ANNUAL MEETING OF STOCKHOLDERS

City Office REIT, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at the Erickson Room off the lobby of the Company’s Corporate Office at 1075 West Georgia Street, Vancouver, BC V6E 3C9, on Wednesday, May 4, 2017 at 9:00 a.m. Pacific Time, and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about March 22, 2017.

Unless the context suggests otherwise, references in this Proxy Statement to “City Office,” “CIO,” “Company,” “we,” “us” and “our” are to City Office REIT, Inc., a Maryland corporation, together with our consolidated subsidiaries, including City Office REIT Operating Partnership, L.P., a Maryland limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”). “Our former Advisor” refers to our former external advisor, City Office Real Estate Management Inc. “Second City” refers to Second City Capital Partners II, Limited Partnership. “Second City GP” refers to Second City General Partner II, Limited Partnership. “Gibralt” refers to Gibralt US, Inc. “GCC Amberglen” refers to GCC Amberglen Investments Limited Partnership. “CIO OP” refers to CIO OP Limited Partnership. “CIO REIT” refers to CIO REIT Stock Limited Partnership and CIO REIT Stock GP Limited Partnership. The “Second City Group” refers to Second City, Second City GP, Gibralt, GCC Amberglen, CIO OP and CIO REIT.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of seven directors nominated by our Board of Directors (our “Board of Directors”) and listed in this Proxy Statement to serve until the 2018 Annual Meeting and until their successors are elected and qualify;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017; and

•	Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

We completed our initial public offering (our “IPO”) in April 2014, and we qualify as an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, under Schedule 14A of the Exchange Act, we are exempt from the requirement to include in this Proxy Statement stockholder advisory votes on certain executive compensation matters, such as “say on pay” and “say on frequency” and we qualify for certain scaled executive compensation requirements applicable to emerging growth companies.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our 2016 Annual Report over the Internet at http://www.astproxyportal.com/ast/18940/. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 6, 2017, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding?

At the close of business on March 6, 2017, the Record Date, 30,257,448 shares of common stock were issued and outstanding.

What constitutes a quorum?

The presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent and registrar, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone using the number noted on the proxy card you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on May 3, 2017. Proxies submitted by mail must be received by the Company by 5:00 p.m. Pacific Time, on May 3, 2017.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the meeting, If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting in person. If you wish to attend the Annual Meeting and vote in person, you may contact our Investor Relations at (604) 806-3366. Only stockholders who owned our common stock as of the close of business on March 6, 2017 are entitled to attend the meeting.

•	If your shares are registered in your name and you owned our common stock as of the close of business on March 6, 2017, you only need to provide some form of government-issued photo identification for admission.

•	If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on March 6, 2017.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all of the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to our Secretary at 1075 West Georgia Street, Suite 2010, Vancouver, BC V6E 3C9 so it is received prior to the meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the meeting and voting your shares in person.

How may I vote for each proposal?

Proposal 1 —

In the election of the seven director nominees, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the director nominees. If a quorum is present at the Annual Meeting, in an uncontested director election directors will be elected by receiving the affirmative vote of a majority of the total votes cast for and against the election of such nominee. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. Under our Bylaws, cumulative voting is not permitted.

Under the terms of our director resignation policy included in our Second Amended and Restated Corporate Governance Guidelines (our “corporate governance guidelines”), by accepting a nomination to stand for election or re-election as a director of the Company or an appointment as director to fill a vacancy or new directorship, each candidate, nominee or appointee for director agrees that he or she will promptly tender, upon such nomination or appointment and as a condition thereof, a written offer of resignation to the Board, which offer of resignation will be effective on his or her failure to receive, in an uncontested election of directors, the vote required for election or re-election by the Bylaws. The nominating and corporate governance committee will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the shareholder vote. In determining what action to recommend or take regarding the director’s offer of resignation, each of the nominating and corporate governance committee and the Board may consider a range of alternatives as they deem appropriate.

In a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected at such meeting), the directors will be elected by the vote of a plurality of the votes cast. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast.

Proposal 2 —	If a quorum is present, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Charter.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors unanimously recommends that you vote:

Proposal 1 —	For all of the Board of Directors’ seven nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2017.

What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?

If you are a stockholder of record as of the Record Date and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Directors’ recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

What if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (the “NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal.

How are abstentions and broker non-votes treated?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares of common stock for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

Under the rules of the NYSE, brokerage firms may have the discretionary authority to vote their customers’ shares of common stock on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors, and thus brokers may vote at their discretion on Proposal 2 if they do not receive voting instructions from you on Proposal 2. The rules of the NYSE state that the uncontested election of directors is not considered a “routine” matter for purposes of broker discretionary voting and therefore brokers may not vote on Proposal 1 if they do not receive voting instructions from you on Proposal 1.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted by the proxies identified in the proxy card as follows:

Proposal 1 —	For all of the Board of Directors’ seven nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2017.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who will count the votes?

A representative of AST or one of its affiliates will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We will pay the cost of preparing, assembling and mailing the proxy materials. We have retained AST to assist us in the distribution of proxy materials and the passive solicitation of proxies. We expect to pay AST and Broadridge Financial Services, Inc. approximately $20,000 in the aggregate for services rendered, including passively soliciting proxies, reviewing of proxy materials, disseminating of brokers’ search cards, distributing proxy materials, operating online and phone voting systems, receiving executed proxies and tabulation of results. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for presentation at our 2018 Annual Meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by November 22, 2017. All proposals must contain the information specified in, and otherwise comply with, our Amended and Restated Bylaws (our “Bylaws”). Proposals should be sent via registered, certified or express mail to: 1075 West Georgia Street, Suite 2010, Vancouver, BC V6E 3C9, Attention: Anthony Maretic, Chief Financial Officer, Secretary and Treasurer. For more information regarding stockholder proposals, see “Stockholder Proposals and Nominations” below.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, but not included in the Company’s proxy statement, the stockholder must give timely notice in writing not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a stockholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2018 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Directors by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a Director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s directors, if elected.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision).

If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials should I receive?

We are sending only a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of the 2016 Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: City Office REIT, Inc., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219; (800) 937-5449. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting AST at the address and phone number provided above. We will begin sending separate copies of stockholders communications to you within 30 days of receipt of your instructions.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting AST at the address and phone number provided above.

Other Information

Our Annual Report on Form 10-K for the year ended December 31, 2016 is available at www.sec.gov, and, if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement and our 2016 Annual Report. However, the 2016 Annual Report forms no part of the material for the solicitation of proxies.

The 2016 Annual Report may also be accessed through our website at http://www.cityofficereit.com by clicking on the “Investor Relations” link. At the written request of any stockholder who owns our common stock as of the close of business on the Record Date, we will provide, without charge, additional paper copies of our 2016 Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our 2016 Annual Report by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

City Office REIT, Inc.

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at seven. All directors are elected for a term of one year and until their successors are elected and qualify. The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated John McLernon, James Farrar, William Flatt, Mark Murski, Stephen Shraiberg, Jeffrey Kohn and John Sweet for election at the Annual Meeting for a term to expire at the annual meeting of stockholders in 2018 and until their successors are elected and qualify.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Corporate Governance Committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Nominees for Election

Information is set forth below regarding each of our Board of Directors’ seven nominees.

Name	Age	Position(s)
John McLernon	76	Independent Director and Chairman of the Board of Directors
James Farrar	41	Chief Executive Officer and Director
William Flatt	42	Independent Director
Mark Murski	41	Independent Director
Stephen Shraiberg	70	Independent Director
Jeffrey Kohn	59	Independent Director
John Sweet	72	Independent Director

John McLernon

Mr. McLernon, age 76, has served as one of our independent directors and the Chairman of our Board of Directors since our IPO in April 2014. He has been president of McLernon Consultants Ltd. since November 2004. From 1977 to 2004, he was chairman and chief executive officer of Macaulay Nicolls Maitland and Co. and its successor, Colliers International, a global real estate services company. Mr. McLernon started his career with Canadian Pacific Railway Limited in 1964 before joining its property development arm, Marathon Realty Company Limited, in Vancouver. In 1977, he became president and chief executive officer of Macaulay Nicolls Maitland and Co., a Vancouver real estate brokerage company, and in 1985 was instrumental in the employee purchase of the company and the formation of Colliers International. Over the past two decades, Mr. McLernon has guided Colliers International through steady business growth, successfully completing approximately 30 mergers, acquisitions and startups in the Americas, Asia Pacific and Europe. Mr. McLernon is honorary chair of Colliers International, is chair of A&W Revenue Royalties Income Fund and Village Farms International Inc. and sits on the boards of the Mark Anthony Group, Inc. and Canadian Urban Ltd. He is past chair of British Columbia Railway Company and the British Columbia Lottery Corporation. Mr. McLernon is founding chair of Streetohome Foundation, the Vancouver coalition to end homelessness. He also serves as an independent advisor to the investment committee of Second City. Mr. McLernon brings to the Board of Directors extensive experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr. McLernon has a bachelor of arts from McGill University.

James Farrar

Mr. Farrar, age 41, is our chief executive officer and has been a member of our Board of Directors since our IPO in April 2014. He joined Second City in October 2009 as a Managing Director. From August 2003, prior to joining Second City, Mr. Farrar served as the Vice President of Ken Fowler Enterprises Limited, a family office with a diversified portfolio concentrated primarily in the real estate and hospitality sectors. At Ken Fowler Enterprises Limited, Mr. Farrar was responsible for leading acquisitions, divestitures and portfolio management. Prior to this, Mr. Farrar was an investment professional with TD Capital, the private equity unit of TD Bank. Mr. Farrar has extensive experience in acquisitions and divestitures and has been involved in the acquisition of approximately $1.7 billion of commercial real estate. Mr. Farrar received a bachelor’s degree in business administration from Wilfrid Laurier University and is a chartered accountant, a chartered business valuator and a CFA charterholder. Mr. Farrar brings to our Board of Directors extensive executive management experience gained over 20 years of involvement in the private equity, real estate and corporate finance industries.

William Flatt

Mr. Flatt, age 42, has served as one of our independent directors since our IPO in April 2014. He is a principal of Free Market Ventures, LLC in Chicago and founder and principal with Oxbow Ventures, LLC, a private equity venture firm. From 2013 to 2016, Mr. Flatt was executive vice president and chief operating officer of Telos Group LLC, an office landlord representation and marketing firm with nearly 26 million square feet under representation.. From 1996 to 2011, Mr. Flatt worked for Parkway Properties, Inc., a NYSE listed real estate investment trust specializing in office properties. From 2005 to 2011, he served as executive vice president in the positions of chief financial officer as well as secretary and later chief operating officer. Mr. Flatt taught as an adjunct professor in economics at Millsaps College and has been a guest lecturer at the University of Texas McCombs School of Business and University of Chicago Booth School of Business. From 1998 to 2001, he served on the board of directors of The People’s Bank, a community bank in Jackson, Mississippi. In 2011, Mr. Flatt was appointed by Governor Haley Barbour of Mississippi to a commission studying the state’s public employee pension system. He is a member of the Urban Land Institute and the Realty Club of Chicago. Mr. Flatt brings to the Board of Directors extensive executive and acquisition experience in the office real estate industry gained over 20 years of managing, leasing, acquiring and financing office buildings. Mr. Flatt has a bachelor of arts in economics from Millsaps College and a master’s in business administration from University of Chicago Booth School of Business.

Mark Murski

Mr. Murski, age 41, has served as one of our independent directors since our IPO in April 2014. He is currently a Managing Partner for Brookfield Infrastructure Group and is the COO of the Americas. He has over 18 years of investment banking and private equity experience with a focus on real estate and infrastructure. Previously, he was a managing partner with Brookfield Financial, a global investment bank. As the head of the M&A group Mr. Murski was responsible for originating and executing mergers and acquisitions, debt and equity capital markets transactions and conducts general corporate finance advisory. While at Brookfield Financial., Mr. Murski has worked on numerous public and private mergers and acquisitions transactions, involving real estate clients such as Dundee International REIT, Summit Industrial Income REIT, Realex Properties Corporation, InStorage REIT, Overland Realty Inc., Lone Star, Gazit America Inc. and Atlas Cold Storage. Mr. Murski previously worked in Brookfield Asset Management Inc.’s merchant banking group, prior to which he worked at Ernst & Young LLP. He previously served for seven years on the board of the Greater Toronto Chapter of NAIOP having resigned in January 2015, and was a founding director of Trisura Guarantee Insurance

Company. Mr. Murski brings to the Board of Directors extensive executive management experience as well as acquisition and transaction experience with a wide range of real estate clients. Mr. Murski is a CPA, a CFA charterholder and a graduate of the Richard Ivey School of Business.

Stephen Shraiberg

Mr. Shraiberg, age 70, has served as one of our independent directors since our IPO in April 2014. He has been the president of Urban Property Management, Inc. since 1971, which is engaged in developing and managing all types of real estate. Mr. Shraiberg is also the major stockholder of Esprit Homes, Ltd., a major Colorado homebuilder since 1989. Mr. Shraiberg has been involved in the development of approximately 20,000 apartment units since 1971. Mr. Shraiberg was a member of the National Association of Housing Management’s National Advisory Council and the Governor’s Task Force on Housing for the State of Colorado. He is currently on the board of directors of Columbine Capital Corp., a non-public bank holding company. He was also the chairman of the board of directors of the Equitable Bank of Littleton and a director of Equitable Bankshares of Colorado, both private companies. Mr. Shraiberg was on the board of directors of Guaranty Bank and Trust and its holding company, Centennial Bank Holdings, Inc., both public companies. Additionally, Mr. Shraiberg has served on the board of trustees of Whittier College, and has been a member of various other non-profit boards over the past several years, including the Salvation Army and the Latin American Educational Foundation. From 2004 until 2006, Mr. Shraiberg was an independent advisor to Second City Capital I, Limited Partnership. Mr. Shraiberg is a limited partner in Second City and a member of such limited partnership’s LP advisory committee. Mr. Shraiberg brings to the Board of Directors experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr. Shraiberg holds a bachelor’s degree in finance from the University of Colorado.

Jeffrey Kohn

Mr. Kohn, age 59, is the principal partner and president of MDC Property Services Ltd. and has over 25 years of experience in the real estate industry. MDC is a private boutique real estate company focused on the commercial markets in Canada and the United States. Along with its affiliates, EPIC Realty Partners (Alberta) Inc. and Hannay Realty Advisors, for which MDC has controlling interests, MDC manages over $3.0 billion of commercial real estate on behalf of a diverse client base which includes pension funds, institutions, income trusts, financial intuitions, private companies and high net worth individuals. Prior to MDC, Mr. Kohn was the CEO of TGS North American Real Estate Investment Trust from December 2003 until June 2006, when the REIT was purchased by a subsidiary of Great-West Life Assurance Company. Under Mr. Kohn, the REIT was a work-out situation which provided investors with a return of over 20% in 2.5 years. The REIT grew to more than 4.5 million square feet and was sold, in aggregate, for over $600 million. The portfolio’s geographic location was western Canada and western United States. Mr. Kohn was also the Founder and Chairman of Tonko Development Corp., a publicly traded real estate company that owned and managed assets in excess of $750 million and included 7.5 million square feet of industrial, office, and retail properties. Tonko was sold in May 2002 to an institutional purchaser. Mr. Kohn graduated from the University of Alberta with a B.A. Special, Major in Economics.

John Sweet

Mr. Sweet, age 72, has over 40 years of experience in numerous financial and real estate positions with public and private companies. Most recently, from 2013 to 2016, Mr. Sweet served as founder and Chief Investment Officer of Physicians Realty Trust (NYSE: DOC), a leading healthcare real estate company that grew from approximately $125 million in real estate assets to almost $3 billion during his tenure. Prior to that endeavor, he was a Managing Director for the specialty investment firm BC Ziegler, where he sourced and managed a medical office building investment fund that became the initial portfolio for Physicians Realty Trust.

Mr. Sweet also co-founded and played an integral role in the growth of Windrose Medical Properties Trust, a publicly traded medical office REIT that completed its initial public offering in 2002. Additionally, Mr. Sweet brings experience at the board level for public company, philanthropic and charitable organizations, including his recent appointment to the board of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a publicly traded retail REIT. Mr. Sweet has a bachelor’s degree in Business Administration from St. John Fisher College and an M.B.A. from Rochester Institute of Technology.

Board of Directors and Committees

Our shares of common stock are listed on the NYSE under the symbol “CIO” and we are subject to the NYSE listing standards. We have adopted corporate governance guidelines and charters for the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics for our directors and officers intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of ethics and these charters are available on our website at http://www.cityofficereit.com.

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the overall management and control of our affairs. Our Board of Directors must approve all investment decisions involving the acquisitions of properties in accordance with our investment guidelines and upon recommendations made by our Management.

We currently have seven directors, six of whom our Board of Directors has determined are independent directors under standards established by the SEC and the NYSE. Our independent directors are John McLernon, William Flatt, Mark Murski, Stephen Shraiberg, Jeffrey Kohn and John Sweet. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Our Board of Directors has approved our objectives and strategies on investments and borrowing. The Board has delegated certain decision making authority regarding property acquisitions and dispositions to the Investment Committee. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.

2016-2017 Corporate Governance Highlights

During the 2016 fiscal year and thereafter, our Board of Directors has approved a series of matters designed to enhance the Company’s overall corporate governance. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Highlights include the following:

•	As discussed in greater detail under “Our Internalization” below, effective February 1, 2016, we acquired our former external Advisor and internalized management of our Company in order to align interests among our management, our Board of Directors and our stockholders;

•	We have added two new independent directors to our Board of Directors, and together with the resignation of Samuel Belzberg from our Board of Directors on March 1, 2017, six of our seven directors, or 85.7%, all of whom have been nominated for election at this year’s annual meeting pursuant to Proposal 1, are independent under our corporate governance guidelines, the rules of the NYSE and Rule 10A-3 under the Exchange Act;

•	We have amended and restated our Bylaws to provide a majority vote standard in uncontested director elections and to permit stockholders to amend the Bylaws upon obtaining the requisite stockholder approval;

•	We have amended our corporate governance guidelines to provide for a director resignation policy;

•	We have adopted a policy prohibiting hedging in the Company’s equity securities;

•	We have adopted a formal executive and director succession plan that provides various procedures to follow upon a vacancy created by an executive or director;

•	We have adopted stock ownership guidelines for executives and independent directors which require executives and independent directors to purchase a requisite amount of shares of common stock within five years of the earlier of (a) February 1, 2016 or (b) the date he or she was first elected or appointed that will further align the interests of the executives and independent directors with those of our stockholders; and

•	As discussed in greater detail under “Central Fairwinds Earn-Out” below, we terminated the Central Fairwinds Earn-Out and eliminated our contractual obligation to make any future earn-out payments to the Second City Group.

In addition, notable continuing features of our corporate governance structure include the following:

•	our Board of Directors is not staggered and is elected annually, and we have opted out of the board classification statute under Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”) and therefore we cannot elect to stagger our Board of Directors in the future without a vote of our stockholders;

•	Our directors continue to partake in annual individual performance evaluations in order to identify areas of strengths and weaknesses;

•	we have opted out of the business combination statute, Title 3, Subtitle 6 under the MGCL, and the control share acquisition statute, Title 3, Subtitle 7 under the MGCL; and

•	we do not have a stockholder rights plan (i.e., a “poison pill”).

The Board of Directors currently has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee. The Board formed the Investment Committee in November 2016 to review and approve investments under a certain monetary threshold. The directors who currently serve on these committees and the current Chairman of these committees are set forth below:

Board Member	Audit	Compensation	Nominating	Investment	Board
James Farrar					X
John McLernon	X		X		Chairman
William Flatt	Chairman			X	X
Mark Murski	X	Chairman			X
Stephen Shraiberg		X	Chairman		X
Jeffrey Kohn(1)			X	Chairman	X
John Sweet(2)		X		X	X

(1)    Appointed to the Board of Directors on July 15, 2016.

(2)    Appointed to the Board of Directors on March 1, 2017.

The Board of Directors held a total of 9 meetings during 2016. The number of meetings held by each committee and the Board of Directors during 2016 is set forth below:

	Audit	Compensation	Nominating	Investment	Board
Number of Meetings	4	1	2	1	9

During fiscal year 2016, all incumbent directors attended at least 75% of the aggregate of:

•	the total number of meetings of the Board of Directors held during the period for which the director had been a director; and

•	the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served.

Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders. Each of our directors as of the 2016 Annual Meeting attended our 2016 Annual Meeting.

Board of Directors Committees

We currently have a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee. All of our standing committees consist solely of independent directors, the principal functions of which are briefly described below. Our Board of Directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our Audit Committee consists of William Flatt, Mark Murski and John McLernon and William Flatt serves as the chair of the Audit Committee. Our Board of Directors has determined that each of these members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

Our Audit Committee, among other matters, oversees: (1) our financial reporting, auditing and internal control activities; (2) the integrity and audits of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent auditors; (5) the performance of our internal audit function and independent auditors; and (6) our overall risk exposure and management. Our Audit Committee also has the following duties to:

•	annually review and assess the adequacy of the Audit Committee charter and the performance of the Audit Committee;

•	be responsible for the appointment, retention and termination of our independent auditors and determine the compensation of our independent auditors;

•	review the plans and results of the audit engagement with the independent auditors;

•	evaluate the qualifications, performance and independence of our independent auditors;

•	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof and the fees therefor;

•	review the adequacy of our internal accounting controls;

•	meet at least quarterly with our executive officers, internal audit staff and our independent auditors in separate executive sessions; and

•	prepare the Audit Committee report required by the SEC regulations to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website.

Compensation Committee

Our Compensation Committee consists of Mark Murski, Stephen Shraiberg and John Sweet, and Mark Murski serves as the chair of the Compensation Committee. Our Compensation Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

The Compensation Committee has the sole authority to retain, and terminate, any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee’s responsibilities include, among other matters:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other officers;

•	reviewing and approving the compensation of all of our directors;

•	reviewing our executive compensation policies and plans;

•	evaluating the performance of our officers;

•	administering the Equity Incentive Plan and the issuance of any common stock or other equity awards granted to plan participants;

•	set performance targets under the Equity Incentive Plan and determine annual cash bonuses for our officers according the satisfaction of those performance targets;

•	preparing compensation committee reports; and

•	assisting management in complying with our proxy statement and Annual Report on Form 10-K disclosure requirements.

In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to a sub-committee of the Compensation Committee to the extent consistent with the Company’s charter, bylaws, and applicable law and rules of markets in which the Company’s securities then trade. The Compensation Committee may not delegate (i) its responsibility to evaluate non-executive officer performance and compensation, (ii) its responsibility to review and approve all officers’ employment agreements, executive retirement plans and severance agreements or (iii) for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “outside directors.” Our Board of Directors adopted a written charter for the Compensation Committee which is available on our corporate website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Stephen Shraiberg, Jeffrey Kohn and John McLernon, and Stephen Shraiberg serves as the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed only of directors who are independent in compliance with NYSE rules. The Nominating and Corporate Governance Committee’s principal duties include identifying individuals qualified to become members of our Board of Directors. The Nominating and Corporate Governance Committee considers the following factors when deciding who to nominate for the Board of Directors and to which committees, if any, such nominees should be nominated to join:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	ability and willingness to commit adequate time to the Board of Directors and its committee matters;

•	the fit of the individual’s skills with those of the other members of the Board of Directors and the committees of the Board of Directors, if any, such nominees are nominated to join, and potential members of the Board of Directors in the building of a board that is effective, collegial and responsive to the needs of the Company;

•	academic expertise in an area of the Company’s operations;

•	practical and mature business judgment; and

•	the independence of the director candidate.

In addition to the criteria set forth above, the Nominating and Corporate Governance Committee strives to create diversity in perspective, background and experience in the Board as a whole. The Nominating and Corporate Governance Committee’s other principal duties include the following:

•	develop, and recommend to our Board of Directors for its approval, qualifications for director candidates and periodically review these qualifications with our Board of Directors;

•	review the committee structure of our Board of Directors and recommend directors to serve as members or chairs of each committee of our Board of Directors;

•	review and recommend committee slates annually and recommend additional committee members to fill vacancies as needed;

•	develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to us and, at least annually, review such guidelines and recommend changes to our Board of Directors for approval as necessary; and

•	oversee the annual self-evaluations of our Board of Directors and management.

In accordance with the our Bylaws, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Stockholder Proposals and Nominations” below. Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee which is available on our corporate website.

Investment Committee

Our Investment Committee consists of Jeffrey Kohn, William Flatt and John Sweet, and Jeffrey Kohn serves as the chair of the Investment Committee. Our Investment Committee is composed only of directors who are independent in compliance with NYSE rules. The Investment Committee establishes guidelines for acquisitions and dispositions to be presented to the Board of Directors and leads the Board in its review of potential acquisitions and dispositions presented by management. The Investment Committee evaluates and approves acquisitions and dispositions with an individual purchase or sales price of less than $100 million and leads the Board in its review of acquisitions and dispositions with a purchase or sales price above $100 million. The

Investment Committee makes recommendations to the Board and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions. Our Board of Directors adopted a written charter for the Investment Committee which is available on our corporate website.

Audit Committee Report

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016:

•	The Audit Committee of the Board of Directors of CIO, or the Audit Committee, has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 with CIO’s management and KPMG LLP, the Company’s independent registered public accounting firm;

•	Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

•	The Audit Committee has discussed with CIO’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, (“PCAOB”), in Rule 3200T;

•	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP and satisfied itself as to KPMG LLP’s independence; and

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of CIO that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act, except to the extent CIO specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

William Flatt, Chairman

John McLernon

Mark Murski

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mark Murski, Stephen Shraiberg and John Sweet. No member of the Compensation Committee was at any time after the date of our formation, or currently is, an officer or employee of our company, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

Board Leadership Structure

The Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Directors be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Directors and sets the agenda for Board of Directors meetings. In addition, the Board of Directors has selected the Chairman to preside over the quarterly meetings of non-management directors.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from the three standing committees, our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, compliance with applicable governmental laws, rules and regulations, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations. Any waiver of our code of ethics with respect to our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, Chief Operating Officer and President, or persons performing similar functions may only be authorized by our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law and NYSE regulations and posted on our website. Amendments to the code of ethics must be approved by our Board of Directors and will be promptly disclosed and posted on our website (other than technical, administrative or non-substantive changes). Our code of ethics is publicly available on our website at http://www.cityofficereit.com and in print to any stockholder who requests a copy.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees will operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chairman of the Board of

Directors and chief executive officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Nominating and Corporate Governance Committee will review our corporate governance guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Additionally, our Board of Directors adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is posted on our website at http://www.cityofficereit.com.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors or any of its committees may do so by writing to the Chairman of the Board, Board of Directors of City Office REIT, Inc., c/o Corporate Secretary, Suite 2010 - 1075 West Georgia Street, Vancouver, BC V6E 3C9. The Corporate Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be forwarded to the Chairman of the Board. Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the chairman of the appropriate committee. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

PROPOSAL NO. 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 28, 2017, the Audit Committee approved appointing KPMG LLP to serve as CIO’s independent public accountants for the fiscal year ending December 31, 2017. KPMG LLP has served as our independent public accountants since our initial public offering in April 2014.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2017. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CIO. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF KPMG LLP TO AUDIT THE FINANCIAL STATEMENTS OF CIO FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Audit Fees

The following table presents the aggregate fees billed by KPMG LLP for each of the services listed below for the years ended December 31, 2016 and December 31, 2015.

	2016	2015
Audit Fees(1)	$302,500	$282,000
Audit-Related Fees(2)	32,000	68,000
Tax Fees	—	—
All Other Fees	—	—

Total	$334,500	$350,000

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG LLP in connection with its audit of our consolidated and combined financial statements, reviews of our quarterly reports on Form 10-Q, and certain additional services associated with accessing the capital markets, including reviewing registration statements and the issuance and preparation of comfort letters and consents.
(2)	Audit related fees include audits required in connection with property acquisitions and fees billed for professional services rendered by KPMG LLP to provide observations on our documentation on internal controls over financial reporting in relation to the Sarbanes-Oxley Act.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. All of the audit and audit-related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The Audit Committee charter provides guidelines for the pre-approval of independent auditor services. All of the audit and audit-related services described above were completed by full-time, permanent employees of KPMG LLP.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of CIO as of March 9, 2017, is the beneficial owner of more than 5% of the outstanding shares of common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options, warrants, rights or conversion privileges are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	Wealhouse Capital Limited Partnership 401 Bay Street, Suite 2404, Toronto, Ontario, M5H 2Y4 Canada	2,300,000	(2)	7.5%

(1)	Based on 30,554,685 shares of common stock outstanding on a fully diluted basis as of March 9, 2017.
(2)	Share ownership based solely on a Schedule 13G filed by the reporting person on July 14, 2016.

The following tables set forth the number and percentage owned as of March 9, 2017 by each of our present directors, each of our present named executive officers, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executive officers) and directors as a group of our shares of common stock.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options, warrants, rights or conversion privileges are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Name of Beneficial Owner	Title of Securities	Shares Owned(1)	Percentage of All Shares(2)
James Farrar(3)	Common Stock	294,915	1.0%
Gregory Tylee(3)	Common Stock	250,196	*
Anthony Maretic	Common Stock	88,423	*
John McLernon(3)	Common Stock	12,323	*
William Flatt	Common Stock	14,892	*
Mark Murski	Common Stock	4,000	*
Stephen Shraiberg(3)	Common Stock	100,980	*
Jeffrey Kohn	Common Stock	225,861	*
John Sweet	Common Stock	4,000	*
All directors and executive officers as a group (9 persons)	Common Stock	995,590	3.2%

*	Represents less than one percent of class.
(1)	Share amounts include restricted stock units issued under our Equity Incentive Plan, which have not vested under the terms of the Equity Incentive Plan and the respective award agreements.
(2)	Based on 30,554,685 shares of common stock outstanding on a fully diluted basis as of March 9, 2017.
(3)	Share amount includes indirect ownership through family members, trusts, corporations, and/or partnerships.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers, as of the date hereof. Unless otherwise indicated, the business address of all of our directors and executive officers is 1075 West Georgia Street, Suite 2010, Vancouver, British Columbia, Canada V6E 3C9.

Name	Age	Position
James Farrar	41	Chief Executive Officer, Director
Gregory Tylee	45	Chief Operating Officer, President
Anthony Maretic	45	Chief Financial Officer, Secretary and Treasurer

Information is set forth below regarding the background of our executive officers who are not also directors.

Gregory Tylee

Mr. Tylee, age 45, is our chief operating officer and president since our IPO in April 2014. He joined Second City in May 2010 and has been primarily responsible for sourcing, underwriting and acquiring properties throughout the United States. He has been involved in real estate transactions with a combined enterprise value of approximately $2.0 billion over the course of his career. He has deep relationships with real estate operators, lenders and brokers. Mr. Tylee held both the Vice President of Acquisitions and President roles for Bosa Properties Inc. from May 2008 to October 2012, a prominent real estate development company based in Vancouver, Canada, with over 400 employees. As President, Mr. Tylee was involved in all aspects of Bosa’s decision-making with a primary responsibility for growing the business through new acquisitions. Mr. Tylee received a bachelor’s degree in accounting from Brock University and is a chartered accountant. Mr. Tylee brings to our Board of Directors accounting and finance skills as well as over 20 years of diverse real estate experience that includes acquisitions of various types of income-producing property and high-rise development.

Anthony Maretic

Mr. Maretic, age 45, is our chief financial officer, secretary and treasurer since our IPO in April 2014. He has over 20 years of experience in senior financial and operational roles, of which 13 years were spent within the real estate industry. Prior to joining the Second City Group in May of 2013, Mr. Maretic served as the chief operating officer and chief financial officer of Earls Restaurants Ltd., one of North America’s premier privately held restaurant companies from 2006 to March of 2013. Mr. Maretic’s experience in the real estate industry includes his role as the chief financial officer for Wilkinson Good Neighbor Communities REIT, a $230 million portfolio of U.S.-based senior living facilities, where he served from December 2005 to October 2006. Mr. Maretic has also held several financial management positions with the predecessor of Bentall Kennedy, one of North America’s premier institutional real estate advisory companies, which was a $2 billion public real estate company listed on the Toronto Stock Exchange. Mr. Maretic is a chartered accountant and holds a bachelor’s degree in commerce and business administration from the University of British Columbia.

OUR INTERNALIZATION

On November 2, 2015, we and one of our newly-formed subsidiaries (“Buyer Sub”) entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with certain stockholders of City Office Real Estate Management Inc. (formerly our “Advisor”), and two personal holding companies that owned stock of City Office Real Estate Management Inc., pursuant to which Buyer Sub acquired all of the outstanding stock of City Office Real Estate Management Inc. The Internalization (as defined below) closed as of February 1, 2016. Pursuant to the Stock Purchase Agreement, on February 1, 2016 we issued 297,321 shares of our common stock with a fair market value of $3.5 million to the sellers, which included our three executive officers and Samuel Belzberg, a former member of our Board of Directors who served until March 1, 2017. The Company paid an additional $3.5 million in cash in the first quarter of 2016 pursuant to the terms of the Stock Purchase Agreement upon reaching certain fully diluted market capitalization thresholds prior to December 31, 2016, which, together with the initial payment, resulted in total payments pursuant to the Stock Purchase Agreement of $7.0 million in the year ended December 31, 2016.

In connection with the closing of the Internalization, one of our subsidiaries entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with entities that manage real estate investment funds affiliated with Second City Capital II Corporation and Second City Real Estate II Corporation (the “Second City funds”). James Farrar, Gregory Tylee and one of our former directors, Samuel Belzberg, who served until March 1, 2017 are officers of the general partners of the Second City funds and own equity interests in the Second City funds. The Administrative Services Agreement has a three year term. Pursuant to the Administrative Services Agreement, one of our subsidiaries provides various administrative services and support to the entities managing the Second City funds.

Also in connection with the Internalization, City Office Real Estate Management Inc. and an affiliate of one of the Second City funds entered into a Termination and Mutual Release Agreement with respect to that certain Administration Agreement, dated as of April 21, 2014, entered into by City Office Real Estate Management Inc. and such affiliate of one of the Second City funds (the “Termination”) at the time of the Company’s initial public offering in April 2014. There were no termination penalties incurred by the Company as a result of the Termination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies with Respect to Conflicts of Interest

We adopted a code of ethics and related persons transactions policy that prohibits transactions involving conflicts of interest between us on the one hand, and our officers, employees and directors on the other hand, except for such transactions that are approved by a majority of our directors (including a majority of our independent directors) in compliance with the code of ethics and related persons transactions policy. A “conflict of interest” arises when the private interest of a person covered by the code interferes in any material respect with our interests or his or her service to us. Waivers of our code of ethics for certain covered persons must be disclosed in accordance with NYSE and SEC requirements. In addition, our Board of Directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

We do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.

Registration Rights

Pursuant to the Stock Purchase Agreement signed in connection with the Internalization, subject to certain limitations, we were contractually obligated to file a registration statement covering the resale of the shares of our common stock issued to the sellers within 180 days of the closing of the Internalization. We filed a registration statement on Form S-3 on April 25, 2016 to meet this contractual obligation.

Central Fairwinds Earn-Out

As part of our formation transactions and contribution agreement with respect to the Central Fairwinds property, the Company was obligated to make additional payments to the Second City Group (each, a “Fairwinds Earn-Out Payment”) for up to a five year period commencing on the initial IPO date of April 21, 2014. Fairwinds Earn-Out Payments were contingent on the property reaching certain specified occupancy levels through new leases to qualified tenants and exceeding a net operating income threshold, which grows annually. The Second City Group was entitled to receive a Fairwinds Earn-Out Payment (net of the associated leasing costs and inclusive of leasing commissions and tenant improvements/allowances and free rent) as and when the occupancy of Central Fairwinds reached each of 70%, 80% and 90% (each, a “ Fairwinds Earn-Out Threshold”) based on the incremental cash flow generated by new leases and a 7.75% stabilized capitalization rate. The Company was obligated make any additional Fairwinds Earn-Out Payment within 30 days of the end of the Fairwinds Earn-Out term based on new qualified leases entered into since the achievement of the last Fairwinds Earn-Out Threshold. Fairwinds Earn-Out Payments were subject to a claw-back if a qualified tenant defaults in the payment of rent and is not replaced with another qualified tenant.

As of December 31, 2016, the 90% Fairwinds Earn-Out Threshold had not yet been met. On February 15, 2017, the Company and Second City entered into an agreement to terminate the Company’s obligation to make any future, as well as the claw-back rights discussed above, Fairwinds Earn-Out Payments in exchange for a single payment of $2.4 million by the Company to Second City. As of February 21, 2017, the Company no longer has any remaining obligations pursuant to the Central Fairwinds Earn-Out.

Administrative Services Agreement

In connection with the Internalization, a subsidiary of the Company entered into an Administrative Services Agreement with the Second City funds. The Administrative Services Agreement has a three year term and pursuant to the agreement, the Company, including Jamie Farrar and Gregory Tylee, will provide various administrative services and support to the related entities managing the Second City funds. The Company’s subsidiary will receive annual payments for these services under the Administrative Services Agreement as follows: first 12 months—$1.5 million, second 12 months—$1.15 million and third 12 months—$0.625 million, for a total of $3.275 million over the three-year term.

Second City Redemption

On July 14, 2016, the Company issued a total of 3,126,084 shares of its common stock to members of the Second City Group. The shares of common stock were issued in connection with the Second City Group’s redemption of a total of 3,126,084 units of limited partnership interest in the Operating Partnership pursuant to the terms of the Operating Partnership’s limited partnership agreement, as amended and restated.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our named executives and their principal offices during 2016 were:

•	Mr. James Farrar, our chief executive officer (“CEO”);

•	Mr. Gregory Tylee, our chief operating officer (“COO”) and President; and

•	Mr. Anthony Maretic, our chief financial officer (“CFO”), Treasurer and Secretary.

There were no other executive officers of CIO other than our CEO, COO and President and CFO, Treasurer and Secretary serving at the end of the fiscal year ended December 31, 2016.

Overview of Compensation Program and Philosophy

Prior to our Internalization on February 1, 2016, our Advisory Agreement provided that our Advisor was responsible for managing our affairs, our named executives and other officers. As discussed further below, upon the completion of the Internalization, we entered into employment agreements with our named executive officers. In addition, we continue to have the ability to compensate our named executives, other officers and individuals with equity and equity-based awards or other types of awards in accordance with our equity incentive plan (“EIP”) intended to align their interests with the interests of our stockholders. Awards that may be granted under our EIP include unrestricted stock, restricted stock, restricted stock units, deferred stock units, options, stock appreciation rights, performance awards, dividend equivalents, other stock based awards and any other right or interest relating to stock or cash (collectively referred to herein as “awards”). Our Compensation Committee will determine if and when any of our named executives, other officers or individuals will receive such awards. As discussed below, our Compensation Committee awarded restricted stock units to the named executives in March 2016 which related to CIO’s 2015 performance. A restricted stock unit award represents the right to receive shares of our common stock in the future, after the applicable vesting criteria, determined by our Compensation Committee, as plan administrator, has been satisfied. The holder of an award of restricted stock units has no rights as a stockholder until shares of our common stock are issued in settlement of vested restricted stock units. Our Compensation Committee may provide for a grant of dividend equivalency rights in connection with the grant of restricted stock units; provided, however, that if the restricted stock units do not vest solely upon satisfaction of continued employment or service, any payment in respect to the related dividend equivalency rights will be held by us and paid when, and only to the extent that, the related restricted stock units vest.

2016 Company Performance

In applying our compensation program and philosophy to the named executives in 2016, the Compensation Committee sought to recognize the executive management team’s financial and strategic accomplishments during 2016. During 2016, we acquired five office properties adding a total of 1.3 million square feet to its portfolio. We also disposed of a property located in a non-target market and recognized a $15.9 million accounting gain. As of December 31, 2016, our existing portfolio was 91.0% leased. The Compensation Committee believes that we continue to successfully execute our business objectives and investment strategies. We provide an analysis of our financial and operational performance in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2016 Annual Report on Form 10-K.

Employment Agreements

Pursuant to the completion of the Internalization, on February 1, 2016 the Company, through a wholly-owned subsidiary, entered into an employment agreement (collectively, the “Employment Agreements”) with each of James Farrar, the Company’s Chief Executive Officer, Greg Tylee, the Company’s President and Chief Operating Officer, and Anthony Maretic, the Company’s Chief Financial Officer, Secretary and Treasurer.

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the terms of the Employment Agreements. The Employment Agreements are effective as of February 1, 2016 and are effective until terminated. Pursuant to the terms of the employment agreements, Messrs. Farrar and Tylee each was paid an initial annual base salary of $295,000 and Mr. Maretic was paid an initial annual base salary of $160,000. On January 20, 2017, our Compensation Committee increased the base salaries of Messrs. Farrar, Tylee and Maretic to $325,000, $325,000 and $180,000, respectively, for the 2017 calendar year in accordance with the terms of their respective Employment Agreement. In addition, each of Messrs. Farrar, Tylee and Maretic will be eligible to receive an annual bonus based on the achievement of performance goals that are established by the Company’s Board of Directors or the Compensation Committee. The executives will also continue to be eligible to participate in the Company’s EIP pursuant to which they may be entitled to receive restricted stock units, options or other equity awards as determined by the Compensation Committee.

Equity-Based Compensation

As discussed above, the Compensation Committee may, from time to time pursuant to the EIP, grant our named executives certain equity-based awards. These awards are designed to align the interests of our named executives with those of our stockholders, by allowing our named executives to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our company. These awards provide a further benefit to us by enabling us to attract, motivate and retain talented individuals. On March 9, 2017, we adopted stock ownership guidelines for our named executive officers and independent directors. This policy requires that each of our independent directors achieve ownership of our common stock having an aggregate value of at least three times his or her total annual base compensation in effect as of the date he or she first became an independent director prior to the fifth anniversary of the earlier of (a) February 1, 2016 or (b) the date he or she was first elected or appointed an independent director. In addition, we adopted a policy requiring each of our executive officers to achieve ownership of our common stock having an aggregate value of a certain multiple of the executive’s annual base salary. Such multiples are as follows:

Position	Multiple
Chief Executive Officer	4x
Chief Operating Officer and President	3x
Chief Financial Officer, Treasurer and Secretary	3x

The Compensation Committee also intends to design long-term incentive awards to ensure that our named executives have a continuing stake in our long-term success, that the total compensation realized by our named executives reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of their total compensation opportunity is earned over a multi-year period and could be forfeitable in the event of termination of their service to us or our affiliates.

REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and in the growth of dividends and market capitalization. Accordingly, we want to provide incentives to our named executives that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executives with the interests of our stockholders since the value our named executives receive from these awards is largely dependent on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. We believe that this alignment of interests provides an incentive to our named executives to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executives under our EIP. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executives earned from prior awards. While the Compensation Committee will take past awards (if any) into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies. Awards, if any, are granted on an annual basis.

Grants of Equity Compensation to our Executive Officers

During the year ended December 31, 2016, pursuant to the restricted stock unit award agreements and under our Equity Incentive Plan, we issued 25,000 restricted stock units to Mr. Farrar, 25,000 restricted stock units to Mr. Tylee and 15,000 restricted stock units to Mr. Maretic. These restricted stock unit award agreements were approved by the Company’s Board of Directors, as recommended by the Compensation Committee, on March 2, 2016. The restricted stock units pursuant to the Equity Incentive Plan. The awards were made pursuant to restricted stock unit award agreements between the Company and each of its executive officers, subject to vesting over a three-year period. Restricted stock units vest in three equal installments on each of the first three anniversaries of the grant date and shall vest in full upon the termination of employment without Cause (as defined in the form of award agreement). If earned, the restricted stock units will be settled in the form of shares of the Company’s common stock, par value $0.01 per share, pursuant to the Equity Incentive Plan, or if approved by the Compensation Committee, in cash of equivalent value. Restricted stock units do not entitle the recipient the rights of a holder of common stock until shares are issued in settlement of the vested units. The restricted stock units carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. In connection with the declaration of dividends $0.235 per share on December 18, 2015, of $0.235 on March 15, 2016, $0.235 per share on June 20, 2016, and $0.235 per share on September 15, 2016, Mr. Farrar was granted an additional 5,302 restricted stock units, Mr. Tylee was granted an additional 5,302 restricted stock units and Mr. Maretic was granted an additional 2,179 restricted stock units in satisfaction of their dividend equivalent rights granted under the RSU agreements. These additional restricted stock units vest in accordance with the same vesting schedule, and upon the same conditions, as the underlying restricted stock units as to which the dividend equivalent rights were granted with respect to (generally vesting on the first three annual anniversaries of the original grant date).

Future awards will be at the discretion of our Compensation Committee. For purposes of the foregoing, the number of total shares will be calculated as if all common units, other than common units held by us, are exchanged for shares of our common stock.

Risk Management and CIO’s Compensation Policies and Procedures

As part of the Board of Director’s role in risk oversight, the Compensation Committee considers the impact of our compensation plans, policies and practices, and the incentives created by the same, on our risk profile. Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on CIO. Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The Compensation Committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach; and

•	CIO would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances, however, we do not currently expect to provide compensation that would exceed such deductibility limit.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The Compensation Committee will take Section 409A into account in determining the form and timing of compensation paid to our executives in the event CIO provides any nonqualified deferred compensation.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by CIO in connection with a change in control. The Compensation Committee does not expect to provide any compensation that would be considered an “excess parachute payment.”

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which CIO accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), or FASB ASC Topic 718, when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board of Directors determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board of Directors would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results, including cancellation or forfeiture of equity-based incentive compensation. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Executive Officer Compensation

Summary Compensation Table

Prior to the Internalization on February 1, 2016, we did not provide any of our named executive officers with any cash compensation or bonus. Nor did we provide any named executive officer with pension benefits or nonqualified deferred compensation plans. Prior to the Internalization we had not entered into any employment agreements with any person, and were not obligated to make any cash payments upon termination of employment or a change in control of us. The table below summarizes the total compensation paid or awarded to each of our named executive officers for the fiscal years indicated. Prior to the Internalization, this compensation was paid at the direction of our former Advisor in satisfaction of certain of our obligations to our former Advisor under the Advisory Agreement.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
James Farrar, Chief Executive Officer	2016	(2)	$270,417	$486,750	$372,579	—	$1,129,746
Gregory Tylee, Chief Operating Officer and President	2016	(2)	$270,417	$486,750	$372,579	—	$1,129,746
Anthony Maretic, Chief Financial Officer, Treasurer and Secretary	2016	(2)	$146,667	$264,000	$211,739	—	$622,406
James Farrar, Chief Executive Officer	2015		—	—	$215,368	—	$215,368
Gregory Tylee, Chief Operating Officer and President	2015		—	—	$215,368	—	$215,368
Anthony Maretic, Chief Financial Officer, Treasurer and Secretary	2015		—	—	$110,688	—	$110,688

(1)	The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock awards during the applicable fiscal year under the Company’s Equity Incentive Plan.
(2)	For the 2016 fiscal year, the named executives received an annual base salary pursuant to their respective Employment Agreement and also received grants of restricted stock pursuant to the EIP. The named executives did not receive an annual cash bonus from the Company in fiscal year 2016.

2016 Compensation Decisions

As stated above, the Compensation Committee awarded James Farrar, Gregory Tylee and Anthony Maretic 25,000, 25,000 and 15,000 restricted stock units respectively at the March 2, 2016 meeting. Each of the non- executive directors were awarded 1,500 restricted stock units, each, subject to a matching program. Mr. Farrar and Mr. Tylee were primarily responsible for developing and successfully implementing our business objectives, investment strategies and capital raising efforts in 2016 described above. As our chief financial officer, Mr. Maretic was responsible for our financial reporting and planning and regulatory filings and the primary liaison with our independent public accounting firm and successful capital raising efforts in 2016.

Potential Payments Upon Termination or Change in Control

Termination Without Cause, Resignation With Good Reason. If the named executive’s employment is terminated by the Company without cause or by the named executive upon a resignation with good reason, the named executive shall be entitled to receive, and the Company shall pay or provide the named executive:

•	any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination;

•	a single cash payment equal to the named executive’s annual base salary as in effect on the date his employment terminates;

•	a single cash payment equal to the named executive’s annual bonus prorated for the days served in the current fiscal year;

•	continued coverage under the Company’s group health plan for twelve months; and

•	immediate vesting of all outstanding awards granted to the name executive under the EIP.

Termination for Cause. If the named executive’s employment is terminated by the Company for cause, the named executive shall be entitled to receive, and the Company shall pay or provide the named executive, any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination, but the named executive shall not be entitled to receive any other compensation or benefits on and after the date of termination.

Voluntary Termination by the Named Executive without Good Reason. If the named executive resigns, is unable to perform his employment obligations as a result of a disability which cannot be reasonably accommodated or otherwise voluntarily terminates his employment (other than for good reason), the named executive shall be entitled to receive, and the Company shall pay or provide the named executive, any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination, but the named executive shall not be entitled to receive any other compensation or benefits on and after the date of termination.

Change in Control. In the event of a change in control of the Company, all outstanding awards granted to the named executive under the EIP fully vest immediately upon the change in control. In addition, if the named executive resigns with good reason within twelve months of a change in control the named executive shall be entitled to receive:

•	a cash payment of two times the named executive’s annual base salary;

•	a cash payment of two times the average annual cash bonus paid to the named executive for the prior two fiscal years preceding the change in control; and

•	continued coverage under the Company’s group health plan for twelve months.

Director Compensation

We have approved and implemented a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards. As compensation for serving on our Board of Directors, each director receives an annual base fee for his or her services of $30,000. In addition, each non-employee director receives a meeting fee of $1,000 for attending each Board of Directors meeting, committee meeting or telephonic meeting to approve investments. The Chairman of the Board of Directors receives an additional annual cash retainer of $15,000, and the chairs of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and Investment Committee receive an additional annual cash retainer of $5,000.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board of Directors and committee meetings.

On August 12, 2014, our Board of Directors approved our independent director share grant program. Pursuant to this program, each independent director is to be granted a number of restricted stock units, up to 1,500, equal to the number of shares of our common stock that such director purchases on the open market, with Dividend Equivalent Rights (as defined in our EIP). The matching restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. Pursuant to this program, each of Mr. McLernon, Mr. Flatt and Mr. Shraiberg has been granted 1,500 restricted stock units.

On March 3, 2016, the Compensation Committee awarded our directors with restricted stock units. The restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. Pursuant to this program, each of Mr. McLernon, Mr. Flatt and Mr. Shraiberg were granted 1,500 restricted stock units.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits.

The table below sets forth information regarding the compensation paid or accrued by CIO during 2016 to each of our directors. James Farrar did not receive any additional compensation in connection with his role as a director.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)	Total($)
John McLernon	$86,500	$20,153	$106,653
William Flatt	65,000	21,668	86,668
Stephen Shraiberg	51,000	21,668	72,668
Mark Murski(3)	67,000	—	67,000
Jeffrey Kohn	10,500	—	10,500
Samuel Belzberg	—	129,176	129,176

	$280,000	$192,665	$472,665

(1)	On March 3, 2016 our compensation committee made the restricted stock unit grant to directors for 1,500 shares each. These awards vest over a 3 year period.
(2)	The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock awards during the applicable fiscal year under the Company’s Equity Incentive Plan.
(3)	Fees earned were paid to Brookfield Asset Management at Mr. Murski’s request.

Equity Compensation Plan Information

The following table sets forth certain information regarding the outstanding equity awards at December 31, 2016.

Name	Option Awards	Number of Unvested Shares or Units That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)(1)(2)
James Farrar	—	62,051	(1)	$817,212
Gregory Tylee	—	62,051	(1)	817,212
Anthony Maretic	—	28,401	(1)	374,041

(1)	Includes shares issuable upon vesting of restricted stock units. Vesting in three equal installments, subject generally to continued employment on the applicable vesting dates.
(2)	Pursuant to SEC rules, for purposes of this table the market value of unvested restricted stock units is assumed to be $13.17, the closing market price per Common Share at the end of the last completed fiscal year, December 31, 2016.

Fees and Expenses Paid to Our Former Advisor

Prior to the Internalization and pursuant to the terms of the Advisory Agreement, for the year ended December 31, 2016, our former Advisor was paid $108,824 for base management fees. For the year ended December 31, 2015, our former Advisor was paid $1,301,790 for base management fees and $1,722,212 for acquisition fees under the terms of our Advisory Agreement with our former Advisor, which was terminated on February 1, 2016. Our former Advisor did not provide any services, and was not paid any fees for services rendered, following the Internalization on February 1, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish CIO with copies of all such reports.

Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, the Company believes that three reports were not filed on a timely basis. Each of John McLernon, Stephen Shraiberg and William Flatt failed to report on a Form 4 a single transaction related to the vesting of their respective restricted stock units. Each subsequently reported the transaction on Form 5.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8, any stockholder desiring to make a proposal to be acted upon at the 2018 annual meeting of stockholders must present such proposal to the Company at its principal office in Vancouver, British Columbia not later than November 22, 2017, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after November 22, 2017 for inclusion in the Company’s proxy materials for the Company’s 2018 annual meeting of stockholders.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, but not included in the Company’s proxy statement, the stockholder must give timely notice in writing not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a stockholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2018 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Directors by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a Director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s directors, if elected.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision).

ANNUAL REPORT ON FORM 10-K

Our 2016 Annual Report on Form 10-K was filed with the SEC on March 3, 2017. A copy of the 2016 Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, may be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the 2016 Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to CIO, at our Vancouver address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 6, 2017. Such requests should be directed to us at Suite 2010—1075 West Georgia Street, Vancouver, BC V6E 3C9, Attention: Corporate Secretary.

The notice of annual meeting, Proxy Statement and our 2016 Annual Report are available at the following website: http://www.astproxyportal.com/ast/18940/.

By order of the Board of Directors

Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 22, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

CITY OFFICE REIT, INC.

May 4, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2017:

The notice of annual meeting, Proxy Statement

and Annual Report on Form 10-K for the year ended December 31, 2016 are available at http://www.astproxyportal.com/ast/18940/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

00003333333300000000 4	050417

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1.	THE ELECTION OF SEVEN DIRECTORS, EACH FOR A ONE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2018 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.
			FOR	AGAINST	ABSTAIN
		John McLernon	☐	☐	☐
		James Farrar	☐	☐	☐
		William Flatt	☐	☐	☐
		Mark Murski	☐	☐	☐
		Stephen Shraiberg	☐	☐	☐
		Jeffrey Kohn	☐	☐	☐
		John Sweet	☐	☐	☐
	2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS CITY OFFICE REIT, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.	☐	☐	☐

	3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2017 ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED, “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CITY OFFICE REIT, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CITY OFFICE REIT, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF CITY OFFICE REIT, INC.

The undersigned hereby appoints James Farrar, Anthony Maretic and Gregory Tylee, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the shares of common stock of City Office REIT, Inc. (“CIO”) held of record by the undersigned on March 6, 2017 at the Annual Meeting of Stockholders of CIO, to be held at 9:00 A.M., PDT, on Thursday, May 4, 2017 in CIO’s office located at 1075 West Georgia Street, Erickson Room, Vancouver, BC V6E 3C9 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the Annual Meeting and vote in person, you may contact CIO’s Investor Relations at (604) 806-3366 for directions. Each of the Proposals in this proxy is proposed by CIO. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

1.1	14475